UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GBT TECHNOLOGIES INC.

(Name of Registrant As Specified In Its Charter)

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GBT TECHNOLOGIES INC.

2500 Broadway, Suite F-125

Santa Monica, CA 90404

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Santa Monica, California

August 30, 2019

This information statement has been mailed on or about August 30, 2019 to the stockholders of record on August 23, 2019 (the “Record Date”) of GBT Technologies Inc. , a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the voting stock of the Company, dated as of August 6, 2019. The actions to be taken pursuant to the written consent shall be taken on or about September 20, 2019, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Douglas Davis

Chief Executive Officer

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NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 6, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding voting shares of the Company dated August 6, 2019, in lieu of a special meeting of the stockholders. Such action will be taken on or about September 20, 2019:

•	To amend the Company's Certificate of Incorporation, (the “Articles of Incorporation”) to increase the number of authorized shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company from 5,000,000 to 100,000,000,000.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 5,000,000 shares of Common Stock, of which 2,166,658 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. In addition, the Company has authorized 20,000,000 shares of preferred shares of which 45,000 of Series B Preferred Shares, 700 Series C Preferred Shares and 20,000 Series H Preferred Shares are presently outstanding. As of August 6, 2019, the Series B Preferred Stock and Series C Preferred Stock are convertible into 38 shares of common stock of the Company in the aggregate and are entitled to one vote for each share of common stock that the Series B and C Preferred Stock is convertible into. In addition, as of August 6, 2019, the Company had 20,000 Series H Preferred Shares outstanding. Each share of Series H Preferred Stock is convertible into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price of $10.00. As such, the 20,000 Series H Preferred Stock is convertible into 1,000,000 shares of common stock. The holder of Series H Preferred Stock is entitled to one vote for each share of common stock that the Series H Preferred Stock is convertible into. On a fully diluted basis, the common and the preferred stock provide for voting shares of 3,166,696. On a fully diluted basis, the common and the preferred stock provide for voting shares of 3,166,696.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $3,000 per share representing. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits. As of June 30, 2019 and December 31, 2018, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”).  On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.002.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

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During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 120 post-split common shares. During the third quarter of 2014, the Company received 42 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. GV owns 700 Series C Preferred Shares.

The Series B Preferred Stock and Series C Preferred Stock are convertible into 38 shares of common stock of the Company in the aggregate.

Series H Preferred Shares

On June 17, 2019, the Company, Altcorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“Altcorp”), GBT Technologies, S.A., a Costa Rica company (“GBT”) and Pablo Gonzalez, a shareholder of GBT (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, Altcorp acquired 625,000 shares of GBT representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($0.10 per share pre split and $10.00 post split).  The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT. Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT and GOPH. The Company paid Glen $1,000,000 through the issuance of a 6% Convertible Note. At the election of Glen, the Convertible Note can be converted into a maximum of 2,000 shares of Series H Preferred Stock, subject to a beneficial ownership limitation of 4.99%. In addition, the Company enter into an Amendment of a Common Stock Purchase Warrant held by Glen to acquire nine million shares of common stock that had been assigned to Glen by Guardian Patch LLC. Pursuant to the amendment, the Company agreed to provide that the Common Stock Purchase Warrant may be exercised on a cashless basis and provided a beneficial ownership limitation of 4.99%.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. As of August 6, 2019, the Company had 20,000 Series H Preferred Shares outstanding. Each share of Series H Preferred Stock is convertible into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price of $10.00. As such, the 20,000 Series H Preferred Stock is convertible into 1,000,000 shares of common stock. The holder of Series H Preferred Stock is entitled to one vote for each share of common stock that the Series H Preferred Stock.

The total number of shares of voting shares that approved the increase was 1,941,478 representing more than 50.0% of the fully diluted voting shares including the shares eligible to vote pursuant to the terms of the preferred stock. The specific breakdown of the shareholders voting is as follows:

REKO Holdings LLC (1)	393,210
Sekura Trading LLC Limitada (2)	100,000
Latinex Casa De Cambio, SA (3)	200,268
Dan Rittman (4)	99,000
Michael Murray (5)	69,000
Pablo Gonzalez Rojas (6)	1,080,000

Total Voting Shares	1,941,478

(1) REKO Holdings LLC holds the shares of common stock through Continental CYC Limitada. Robert Yaspan, former Chairman of the Board of Directors, who is familiar with the Company’s operations, is the attorney in fact for REKO Holdings LLC holding voting and dispositive control over the securities held by REKO Holdings and its subsidiary.

(2) Mauricio Lara is the Manager and owner of Sekura Trading LLC Limitada (“Sekura”) and holds voting and dispositive control over the securities held by Sekura. Sekura acquired its securities in a private transaction.

(3) Mauricio Lara is the Sole Manager of Latinex Casa De Cambio, SA (“Latinex”) and holds voting and dispositive control over the securities held by Latinex. Mauricio Lara is the representative and attorney for Latinex. On January 8, 2019, the Company entered into a financial transaction with Latinex pursuant to which it acquired 200,000 shares from GBT to allow it to maintain its regulatory capital.  Latinex pays the Company an annual payment of $375,000 paid in quarterly installments of $93,750. Mr. Lara has provided legal advisory consultation to the Company and is in contact with the Company so that Latinex can ensure its regulatory capital is secured.

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(4) Dr. Dan Rittman is the CTO and a director of the Company.

(5) Michael Murray is the President and a director of the Company.

(6) Represents 80,000 shares of common stock and 1,000,000 shares of common stock issuable upon conversion of Series H Preferred Stock. Pablo Gonzalez Rojas is a representative of significant shareholder of GBT Technologies, S.A., a Costa Rica company, which is an integral business partner of the Company.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 20, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

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Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before September 20, 2019. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 500,000,000 (5,000,000 following the previously announced reverse stock split) shares to 100,000,000,000 shares.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock and Preferred Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding voting shares voted in favor of the actions. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. The Series B Preferred Shares, Series C Preferred Shares and Series H Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Corporation on an as-converted basis. As of the Record Date, 2,166,658 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following action:

•                      To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 5,000,000 shares to 100,000,000,000.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on the Record Date, is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of August 6, 2019 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each officer of the Company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Michael D. Murray (2,4)	4,069,000	65.98%
Dr. Danny Rittman (4)	99,000	4.57%
Douglas Davis (5)	23,000	1.05%
Mansour Khatib (4)	0	0.00%
Kevin Pickard (5)	3,500	0.16%
Reko Holdings LLC (7)	393,210	18.15%
Latinex Casa de Cambio, S.A.	200,268	9.24%

Ned Siegel (6)	2,000	0.09%
Judit Nagypal (6)	2,000	0.09%
Eva Bitter (6)	2,000	0.09%
Muhammad Khilji (6)	2,000	0.09%
Mitchell Tavera (6)	2,000	0.09%

Discover Growth Fund, LLC (8)	236,989	10.20%
Gregory Bauer (9)	4,020,000	65.19%
Warren Jackson (10)	5,030,000	70.19%
Dennis Winfrey (11)	757,500	25.97%
Derron Winfrey (12)	502,500	18.84%
Mark Garner (13)	502,500	18.84%
303 E Venice Way, LLC(14)	1,750,400	44.69%
Pablo Gonzalez Rojas (15)	1,080,000	34.11%
All Officers and Directors as a Group	4,209,500	67.95%

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 2,166,658 shares of common stock outstanding as of August 6, 2019.

(2)	Mr. Murray is President of the company, and a Director. He holds a warrant for 4,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share.

(3)	Intentionally left blank.

(4)	Officer and Director of the Company.

(5)	Officer of the Company.

(6)	Director of the Company. Each director (except for the Chairman of the Board of Directors) has 1,000 shares, and a warrant to acquire 1,000 shares at an exercise price of $250.

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(7)	Robert Yaspan, former Chairman of the Board of Directors, is the attorney in fact for REKO Holdings LLC holding voting and dispositive control over the securities held by REKO Holdings and its subsidiary.

(8)	On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (The conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). In the Notice, the Investor declared that the Company was in default of the terms of the SPA. On May 30, 2019, in a letter to the Investor the Company disputed each of the purported “Trigger Events” and demanded the Investor retract the Notice. It is the Company’s position that the Notice is a further attempt by the Investor to mask its issues surrounding its recent conversion notice and resulting affiliate status and the investors ownership position in the Company as set forth above. The Investor responded that the Notice will not be withdrawn. In the Notice, the Investor declared all obligations under the SPA immediately due and payable. In the Notice, the Investor purported to establish 10:00 a.m. Eastern Time on Monday, June 24, 2019, as the date on which it intended to sell and dispose of the collateral securing the Debentures and said the sale would take place in St. Thomas, The Virgin Islands. On June 20, 2019, the United States District Court District of Nevada (the “Court”) granted an Order Granting Ex Parte Application for Temporary Restraining Order (Case Number: 2:19-cv-01039) in favor of the Company temporarily restraining the Investor from selling, foreclosing upon, encumbering, dissipating, or otherwise transferring any of the collateral referenced in the Notice and from conducting the sale currently referenced in the Notice. On July 18, 2019, the Court issued an Order Granting Motion for Preliminary Injunction prohibiting the defendant from selling the Company’s assets. The Company and the Investor entered into a binding arbitration process.

(9)

Mr. Bauer is the former CEO of the Company. He holds a warrant for 4,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Company is in litigation with Mr. Bauer. (the Superior Court of the State of California for the County of Los Angeles – Central District). The case number is 19STCV03320. The Company answered the complaint and filed a cross-complaint against the plaintiffs in the case and third parties on or around February 15, 2019.

(10)	Mr. Jackson holds a warrant for 5,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Company is in litigation with Mr. Jackson. (the Superior Court of the State of California for the County of Los Angeles – Central District). The case number is 19STCV03320. The Company answered the complaint and filed a cross-complaint against the plaintiffs in the case and third parties on or around February 15, 2019.

(11)

Mr. Winfrey holds a warrant for 500,000 shares of the Company’s common stock at an exercise price of $1.85 per share and a warrant for 250,000 shares of the Company’s common stock at an exercise price of $2.70 per share.

(12)	Mr. Winfrey holds a warrant for 500,000 shares of the Company’s common stock at an exercise price of $1.85 per share.

(13)	Mr. Garner holds a warrant for 500,000 shares of the Company’s common stock at an exercise price of $1.85 per share.

(14) (15)

303 E Venice Way, LLC holds a warrant for 1,500,000 shares of the Company’s common stock at an exercise price of $1.85 per share and a warrant for 250,000 shares of the Company’s common stock at an exercise price of $2.70 per share.

Represents 80,000 shares of common stock and 1,000,000 shares of common stock issuable upon conversion of Series H Preferred Stock. Pablo Gonzalez Rojas is a representative of significant shareholder of GBT Technologies, S.A., a Costa Rica company, which is an integral business partner of the Company.

Other than Discover Growth Fund, Mr. Bauer and Mr. Jackson (as detailed above), no Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adversary to the Company or has a material interest adverse to the Company.

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AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

INCREASE OF AUTHORIZED SHARES

On August 6, 2019, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock from 500,000,000 (5,000,000 following the previously announced reverse stock split) shares to 100,000,000,000 shares. The Company currently has authorized capital stock of 500,000,000 (5,000,000 following the previously announced reverse stock split) shares of Common Stock and approximately 2,166,658 shares of Common Stock are outstanding as of August 6, 2019. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of August 6, 2019, a total of 2,166,658 shares of the Company's currently authorized 5,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

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The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $3,000 per share representing. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits. As of June 30, 2019 and December 31, 2018, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”).  On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.002.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 120 post-split common shares. During the third quarter of 2014, the Company received 42 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. GV owns 700 Series C Preferred Shares.

Series H Preferred Shares

On June 17, 2019, the Company, Altcorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“Altcorp”), GBT Technologies, S.A., a Costa Rica company (“GBT”) and Pablo Gonzalez, a representative of significant shareholder of GBT (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, Altcorp acquired 625,000 shares of GBT representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($0.10 per share pre split and $10.00 post split).  The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT. Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT and GOPH. The Company paid Glen $1,000,000 through the issuance of a 6% Convertible Note. At the election of Glen, the Convertible Note can be converted into a maximum of 2,000 shares of Series H Preferred Stock, subject to a beneficial ownership limitation of 4.99%. In addition, the Company enter into an Amendment of a Common Stock Purchase Warrant held by Glen to acquire nine million shares of common stock that had been assigned to Glen by Guardian Patch LLC. Pursuant to the amendment, the Company agreed to provide that the Common Stock Purchase Warrant may be exercised on a cashless basis and provided a beneficial ownership limitation of 4.99%.

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Power Up

On September 28, 2018, the Company entered into a Securities Purchase Agreement with Power Up pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note No. 2”) in the aggregate principal amount of $243,600 for a purchase price of $203,000. The Power Note No. 2 has a maturity date of December 24, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note No. 2 at the rate of six percent (6%) per annum from the date on which the Power Note No. 2 is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note No. 2, provided it makes a payment to Power Up as set forth in the Power Note No. 2.

The outstanding principal amount of the Power Note No. 2 may not be converted prior to the period beginning on the date that is 180 days following the issue date. Following the 180 day, Power Up may convert the Power Note No. 2 into shares of  the Company’s  common stock  at a conversion price  equal to 85% of the lowest trading price with a 15 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note No. 2), the Power Note No. 2 shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note No. 2.

At June 30, 2019 and December 31, 2018, the principal amount outstanding under the Power Note No. 2 was $0 and $243,600, respectively.

On November 6, 2018, the Company entered into a Securities Purchase Agreement with Power Up pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note No. 3”) in the aggregate principal amount of $183,600 for a purchase price of $153,000. The Power Note No. 3 has a maturity date of February 6, 2020 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note No. 3 at the rate of six percent (6%) per annum from the date on which the Power Note No. 3 is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note No. 3, provided it makes a payment to Power Up as set forth in the Power Note No. 3.

The outstanding principal amount of the Power Note No. 3 may not be converted prior to the period beginning on the date that is 180 days following the issue date. Following the 180 th  day, Power Up may convert the Power Note No. 3 into shares of  the Company’s  common stock  at a conversion price  equal to 85% of the lowest trading price with a 15 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note No. 3), the Power Note No. 3 shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note No.3.

At June 30, 2019 and December 31, 2018, the principal amount outstanding under the Power Note No. 2 was $0 and $183,600, respectively.

$8,340,000 Senior Secured Redeemable Convertible Debenture

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with an otherwise unaffiliated third-party institutional investor, pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. The Debenture has a maturity date two years from the issuance date and the Company has agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal to the Wall Street Journal Prime Rate plus 2% per annum (Wall Street Journal Prime Rate plus 12% per annum upon the occurrence of a Triggering Event). Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of common stock. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. Pursuant to the terms of the SPA, the investor agreed to tender to the Company the sum of $7,500,000, of which the Company received the sum of $4,500,000 as of the closing, $1,000,000 on January 4, 2019, $1,000,000 on February 5, 2019 and $1,000,000 on March 5, 2019. As of the closing, the face value of the Debenture was $5,004,000.00; as of the first month’s anniversary of the closing, the face value of the Debenture increased to $6,116,000.00; as of the second month’s anniversary of the closing, the face value of the Debenture increased to $7,228,000.00; and as of the third month’s anniversary of the closing, the face value of the Debenture increased to $8,340,000.00. As of the closing, the number of Warrant Shares was 135,000; as of the first month’s anniversary of the closing, the number of Warrant Shares increased to 165,000; as of the second month’s anniversary of the closing, the number of Warrant Shares increased to 195,000; as of the third month’s anniversary of the closing, the number of Warrant Shares increased to 225,000. As of June 30, 2019, the Company had issued a Debenture for $8,340,000 and had issued 225,000 Warrant Shares.

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The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (The conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding.

In connection with the Debenture, the Company issued 225,000 warrants to purchase shares of the Company’s common stock with an exercise prices ranging from $50.00 to $100.00.

In December 2018, the investor converted $2,000,000 in principal and $6,616 in accrued interest into 94,993 shares of common stock. In January 2019, the investor converted $350,000 in principal and $1,158 in accrued interest into 16,624 shares of common stock. In March 2019, the investor converted $580,000 in principal and $51,096 in accrued interest into 34,963 shares of common stock. At June 30, 2019, the principal amount outstanding under the Debenture was $5,410,000 (the Investor disputes this amount as disclosed below)

On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). In the Notice, the Investor declared that the Company was in default of the terms of the SPA. On May 30, 2019, in a letter to the Investor the Company disputed each of the purported “Trigger Events” and demanded the Investor retract the Notice. It is the Company’s position that the Notice is a further attempt by the Investor to mask its issues surrounding its recent conversion notice and resulting affiliate status as previously reported by the Company. The Investor responded that the Notice will not be withdrawn. In the Notice, the Investor declared all obligations under the SPA immediately due and payable. In the Notice, the Investor purported to establish 10:00 a.m. Eastern Time on Monday, June 24, 2019, as the date on which it intended to sell and dispose of the collateral securing the Debentures and said the sale would take place in St. Thomas, The Virgin Islands. On June 20, 2019, the United States District Court District of Nevada (the “Court”) granted an Order Granting Ex Parte Application for Temporary Restraining Order (Case Number: 2:19-cv-01039) in favor of the Company temporarily restraining the Investor from selling, foreclosing upon, encumbering, dissipating, or otherwise transferring any of the collateral referenced in the Notice and from conducting the sale currently referenced in the Notice. On July 18, 2019, the Court issued an Order Granting Motion for Preliminary Injunction prohibiting the defendant from selling the Company’s assets. The Company and the Investor entered into a binding arbitration process.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 2500 Broadway, Suite F-125, Santa Monica, CA 90404. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

/s/ Douglas Davis

Chief Executive Officer

Santa Monica, California

August 30, 2019

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